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                                   [LETTERHEAD]




                                  June 26, 1996
                                                                       FILE NO.
                                                                      17.093.001



PIA Merchandising Services, Inc.
19900 MacArthur Boulevard, Suite 900
Irvine, California  92715

Ladies and Gentlemen:

          You have requested our opinion with respect to 1,891,734 shares of the Common Stock, $.01 par value per share (the "Shares"), of PIA Merchandising Services, Inc., a Delaware corporation (the "Company"), which Shares are to be issued pursuant to the terms of the Company's 1990 Stock Option Plan, 1995 Stock Option Plan and 1995 Stock Option Plan for Nonemployee Directors (the "Plans"). The Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          We have examined the Company's Certificate of Incorporation and Bylaws, each as amended to date, the corporate minutes book and the Plans. We have also examined the records of corporate proceedings taken in connection with the approval of the Plans and the proposed offer and sale of Common Stock in connection therewith.

          Based upon the foregoing it is our opinion that subject to compliance with the applicable state securities and "blue sky" laws, we are of the opinion that, upon issuance of the Shares, the receipt by the Company of the consideration therefor in accordance with the terms of the Plans, and due execution and delivery of certificates evidencing the Shares, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Respectfully submitted,


                                   /s/ Riordan & McKinzie





                                 EXHIBIT 5.1